Sub-Item 77O

Dreyfus Premier Investment Funds, Inc.
Dreyfus Global Real Estate Securities Fund

On December 14, 2010, Dreyfus Global Real Estate Securities Fund, a series of Dreyfus Premier Investment Funds, Inc. (the "Fund"), purchased 11,760 shares of common stock issued by HCP, Inc. (CUSIP No.: 40414L109) (the "Common Stock") at a purchase price of $32.00 per share including an underwriting discount of $1.28 per share. The Common Stock was purchased from Citigroup Global Markets, Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Citigroup Global Markets Inc
J.P. Morgan Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
RBS Securities Inc.
Scotia Capital (USA) Inc.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
BNY Mellon Capital Markets, LLC
Piper Jaffray & Co.
PNC Capital Markets LLC
SunTrust Robinson Humphrey, Inc.
Morgan Keegan & Company, Inc.

Accompanying this statement are materials presented to the Board of Directors of the Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Board meeting held on March 3, 2011. These materials include additional information about the terms of the transactions.

Corrected

EXHIBIT B

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Global Real Estate Securities Fund
2. Anticipated Purchase Date: 12/14/2010
3. Total Net Assets of Account/Fund: $134,881,135.45
4. Type and Description of Security to be Purchased: HCP, common stock
5. Credit Rating of Security (Rating/Rating Agency): ____________
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Citigroup
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Capital Markets
8. Issue Size: 40 million shs/$1,280,000,000
9. CUSIP: 40414L109
10. Amount Purchased by Account/Fund: 11,670 shs
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.029%
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.28%
13. Purchase Price of Securities (if at par, so state): $32.00
14. Commission/Spread Received by Principal Underwriters: $0.76
15. Yield (as applicable): ________%
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase ________%
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: The Bank of New York Mellon (Asset Management); BNYM AM BNY Mellon, NA (Wealth Management) __________;Other (Describe)____________;
   Mutual Fund Purchases Only:__________.

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

REPRESENTATIONS (Check box to make specific affirmation of <u>all</u> points listed below OR Trade Can Not Be Made) ☐

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities are limited to 25% of the offering.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit C, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit C is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) Urdang Securities Management
AND
LOB Portfolio Manager Name (Print) Dean Frankel Signature [signature] Date 2/4/11
AND
LOB CIO/COO Name (Print) Richard Ferst Signature [signature] Date 2/4/11
AND
Chief Compliance Officer Name (Print) R. Joseph Law Signature [signature] Date 2/4/11

To: ~~Kathleen Newman, Phone 412-234-0375~~ – Corporate Risk Management (151-2225)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

send to Mary.Lomasney@bnymellon.com

Information Classification: Internal Effective 21 January 2008
Corporate Policy Directory I-G.046—Fiduciary Account Purchases of Securities Underwritten by an Affiliate
Copyright 2008–2009 The Bank of New York Mellon Corporation. All rights reserved.
Page 7 (11 pages total)

HCP, INC. (HCPPRF)

424B5

Prospectus filed pursuant to Rule 424(b)(5)
Filed on 12/16/2010

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Table of Contents

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333−161721

PROSPECTUS SUPPLEMENT

To Prospectus dated September 4, 2009

40,000,000 Shares

HCP, Inc.

Common Stock

We are offering 40,000,000 shares of our common stock to the public. Our common stock is traded on the New York Stock Exchange under the symbol "HCP." On December 14, 2010, the last reported sale price for our common stock on the New York Stock Exchange was $32.96 per share.

The closing of this offering is not conditioned upon the consummation of our acquisition of the real estate assets of HCR ManorCare, Inc. or the acquisition of HCP Ventures II, a senior housing joint venture in which HCP currently owns a 35% unconsolidated interest, each as described in this prospectus supplement.

Investing in our common stock involves risks. See "Risk Factors" on page S−14 of this prospectus supplement and page 4 of the accompanying prospectus and "Risk Factors" in our Annual Report on Form 10−K for the year ended December 31, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$ 32.00	$ 1,280,000,000
Underwriting discount	$ 1.28	$ 51,200,000
Proceeds (before expenses) to HCP	$ 30.72	$ 1,228,800,000

To the extent the underwriters sell more than 40,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 6,000,000 shares from us.

The underwriters expect to deliver the shares against payment in New York, New York on December 20, 2010.

Joint Book−Running Managers

Citi BofA Merrill Lynch J.P. Morgan UBS Investment Bank Wells Fargo Securities

Joint Lead Managers

Barclays Capital
Goldman, Sachs & Co.
Scotia Capital

Credit Agricole CIB
KeyBanc Capital Markets
Deutsche Bank Securities

Credit Suisse
RBS
Morgan Stanley

Co−Managers